Exhibit 99.2

Supplemental Information

First Quarter 2005

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, correct or update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation

Results Overview

First Quarter 2005

•	Record earnings of $4.7 billion or $1.14 per diluted share compared to $3.8 billion or $.94 per diluted share in 4Q04 and $2.7 billion or $.91 in 1Q04.

Excluding merger and restructuring charges of $112 million, $75 million after tax, earnings were $1.16 per diluted share, 18% over 4Q04.

•	Revenue on an FTE basis which was $14.2 billion was 2% greater than 4Q04 despite seasonal impacts of the consumer business.

•	1.5% net interest income growth was driven by good volume growth in loans and deposits. The impact of higher securities levels offset the impact of spread compression and two less accrual days in the current quarter.

•	3% noninterest income growth over 4Q04 was led by higher trading profits and mortgage banking income. This growth offset the seasonal consumer declines in card income and service charges from holiday spending patterns.

•	Securities gains recognized in 1Q05 were $659 million resulting from the company repositioning for interest rate moves.

•	Noninterest expense, excluding merger and restructuring charges, of $6.9 billion declined 2% and resulted in an efficiency ratio of 49%.

•	With the exception of personnel, as a result of revenue related incentive compensation, every category of expense saw declines versus 4Q04.

•	Additional merger related cost saves of $43 million brings current quarter run rate to $437 million.

•	Provision expense was $580 million versus the $889 million net charge-offs recorded in the quarter.

•	Dividends of $1.8 billion and net share repurchases of $1 billion provided good capital returns to shareholders while the Tier 1 ratio remains steady at 8.20%.

•	Continuing momentum in business lines:

•	5.5 million store product sales.

•	Number of net new checking accounts grew by 610,000.

•	Number of net new savings accounts grew by 759,000.

•	Opened 1.3 million new credit card accounts.

•	Active online banking users increased to 13.1 million while bill payers reached 6.3 million.

•	Bill payers are now paying $28 billion worth of bills per quarter with bill presenters growing to more than 300.

•	Retail deposits continue to grow climbing another 3% versus 4Q04 and climbing 12% over 1Q04 “pro forma” (including Fleet) as a result of improved customer delight, improved sales processes and focused marketing.

•	On average loans grew 2% over 4Q04 to $525 billion with equal strength in commercial and consumer.

Consumer growth was led by home equity and credit card.

Commercial growth was led by broad based growth across almost all commercial businesses and included growth in the Northeast franchise.

•	Assets under management ended the quarter at $433 billion reflecting declines from market valuations as well as small outflows.

•	24,000 banking customers accepted invitations into premier banking relationships during the quarter. Premier banking loans within the Global Wealth & Investment Management group climbed 17% during the quarter.

•	Trading-related revenue in our Global Capital Markets and Investment Banking group climbed 74% over 4Q levels.

•	Investment banking fees in our Global Capital Markets & Investment Banking declined 22% from 4Q04 levels primarily reflecting lower market activity.

•	Merger integration ahead of schedule.

•	Cost savings are on track. $43 million additional savings in 1Q05 bringing quarterly run rate up to $437 million.

•	Net new checking and savings accounts grew by 175,000 during the quarter.

•	Fleet card accounts were converted to TSYS from First Data.

•	BAC credit and debit cards were issued to all Fleet cardholders.

•	Loan Solutions (our mortgage origination system) has been rolled out into the former Fleet banking centers as well as online.

•	Various functions such as payroll, check processing and Columbia Management have been merged onto common platforms.

Bank of America Corporation

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Income statement
Total revenue	$14,022	$13,713	$12,587	$13,048	$9,531
Provision for credit losses	580	706	650	789	624
Gains on sales of debt securities	659	101	732	795	495
Noninterest expense	7,057	7,333	7,021	7,228	5,430
Income tax expense	2,349	1,926	1,884	1,977	1,291
Net income	4,695	3,849	3,764	3,849	2,681
Diluted earnings per common share	1.14	0.94	0.91	0.93	0.91
Average diluted common shares issued and outstanding	4,099,062	4,106,040	4,121,375	4,131,290	2,933,402
Dividends paid per common share	$0.45	$0.45	$0.45	$0.40	$0.40
Performance ratios
Return on average assets	1.59%	1.33%	1.37%	1.41%	1.29%
Return on average common shareholders’ equity	19.30	15.63	15.56	16.63	22.16
Book value per share of common stock	$24.35	$24.56	$24.14	$23.51	$16.85
Market price per share of common stock:
Closing price	$44.10	$46.99	$43.33	$42.31	$40.49
High closing price for the period	47.08	47.44	44.98	42.72	41.38
Low closing price for the period	43.66	43.62	41.81	38.96	39.15
Market capitalization	177,958	190,147	175,446	171,891	117,056
Number of banking centers - domestic	5,889	5,885	5,829	5,774	4,272
Number of ATMs - domestic	16,798	16,771	16,728	16,672	13,168
Full-time equivalent employees	175,365	176,362	176,002	178,313	134,374

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Net interest income	$8,072	$7,954	$7,836	$7,751	$5,970
Total revenue	14,221	13,920	12,758	13,218	9,700
Net interest yield	3.11%	3.18%	3.30%	3.31%	3.26%
Efficiency ratio	49.62	52.69	55.03	54.68	55.98

Reconciliation to GAAP financial measures

Supplemental financial data presented on an operating basis is a basis of presentation not defined by GAAP (generally accepted accounting principles) that excludes merger and restructuring charges. We believe that the exclusion of merger and restructuring charges, which represent events outside our normal operations, provides a meaningful period-to-period comparison and is more reflective of normalized operations.

Shareholder value added (SVA) is a key measure of performance not defined by GAAP that is used in managing our growth strategy orientation and strengthening our focus on generating long-term growth and shareholder value. SVA is used to evaluate the Corporation’s use of equity (i.e. capital) at the individual unit level and is an integral component in the analytics for resource allocation. Using SVA as a performance measure places specific focus on whether incremental investments generate returns in excess of the costs of capital associated with those investments. Each business segment has a goal for growth in SVA reflecting the individual segment’s business and customer strategy.

Other companies may define or calculate supplemental financial data differently. See the Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the quarters ended March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004.

Reconciliation of net income to operating earnings

	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Net income	$4,695	$3,849	$3,764	$3,849	$2,681
Merger and restructuring charges	112	272	221	125	—
Related income tax benefit	(37)	(91)	(74)	(42)	—

Operating earnings	$4,770	$4,030	$3,911	$3,932	$2,681

Operating basis
Diluted earnings per common share	$1.16	$0.98	$0.95	$0.95	$0.91
Return on average assets	1.61%	1.39%	1.42%	1.44%	1.29%
Return on avg common shareholders’ equity	19.61	16.37	16.17	16.99	22.16
Efficiency ratio	48.83	50.73	53.30	53.73	55.98
Reconciliation of net income to shareholder value added
Net income	$4,695	$3,849	$3,764	$3,849	$2,681
Amortization of intangibles	208	209	200	201	54
Merger and restructuring charges, net of tax benefit	75	181	147	83	—
Capital charge	(2,673)	(2,705)	(2,658)	(2,542)	(1,330)

Shareholder value added	$2,305	$1,534	$1,453	$1,591	$1,405

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Interest income
Interest and fees on loans and leases	$8,107	$7,919	$7,508	$7,237	$5,549
Interest and dividends on securities	2,534	2,065	2,078	1,907	1,212
Federal funds sold and securities purchased under agreements to resell	893	712	484	413	434
Trading account assets	1,182	1,035	960	1,009	1,012
Other interest income	437	464	457	424	345

Total interest income	13,153	12,195	11,487	10,990	8,552

Interest expense
Deposits	2,043	1,829	1,711	1,529	1,206
Short-term borrowings	1,969	1,543	1,152	1,019	720
Trading account liabilities	427	352	333	298	334
Long-term debt	841	724	626	563	491

Total interest expense	5,280	4,448	3,822	3,409	2,751

Net interest income	7,873	7,747	7,665	7,581	5,801

Noninterest income
Service charges	1,777	1,891	1,899	1,783	1,416
Investment and brokerage services	1,013	1,008	972	999	635
Mortgage banking income (loss)	221	156	(250)	299	209
Investment banking income	366	497	438	547	404
Equity investment gains	399	426	220	84	133
Card income	1,289	1,380	1,258	1,159	795
Trading account profits	760	269	184	413	3
Other income	324	339	201	183	135

Total noninterest income	6,149	5,966	4,922	5,467	3,730

Total revenue	14,022	13,713	12,587	13,048	9,531
Provision for credit losses	580	706	650	789	624
Gains on sales of debt securities	659	101	732	795	495
Noninterest expense
Personnel	3,701	3,520	3,534	3,629	2,752
Occupancy	636	648	622	621	488
Equipment	297	326	309	318	261
Marketing	337	337	364	367	281
Professional fees	177	275	207	194	160
Amortization of intangibles	208	209	200	201	54
Data processing	364	371	341	333	284
Telecommunications	206	216	180	183	151
Other general operating	1,019	1,159	1,043	1,257	999
Merger and restructuring charges	112	272	221	125	—

Total noninterest expense	7,057	7,333	7,021	7,228	5,430

Income before income taxes	7,044	5,775	5,648	5,826	3,972
Income tax expense	2,349	1,926	1,884	1,977	1,291

Net income	$4,695	$3,849	$3,764	$3,849	$2,681

Net income available to common shareholders	$4,690	$3,844	$3,759	$3,844	$2,680

Per common share information
Earnings	$1.16	$0.95	$0.93	$0.95	$0.93

Diluted earnings	$1.14	$0.94	$0.91	$0.93	$0.91

Dividends paid	$0.45	$0.45	$0.45	$0.40	$0.40

Average common shares issued and outstanding	4,032,550	4,032,979	4,052,304	4,062,384	2,880,306

Average diluted common shares issued and outstanding	4,099,062	4,106,040	4,121,375	4,131,290	2,933,402

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Balance Sheet

(Dollars in millions)	March 31 2005	December 31 2004	March 31 2004
Assets
Cash and cash equivalents	$28,698	$28,936	$22,296
Time deposits placed and other short-term investments	11,223	12,361	8,561
Federal funds sold and securities purchased under agreements to resell	139,396	91,360	73,057
Trading account assets	124,960	93,587	75,004
Derivative assets	26,182	30,235	28,481
Securities:
Available-for-sale	218,675	194,743	139,546
Held-to-maturity, at cost	275	330	242

Total securities	218,950	195,073	139,788

Loans and leases	529,466	521,837	375,968
Allowance for loan and lease losses	(8,313)	(8,626)	(6,080)

Loans and leases, net of allowance	521,153	513,211	369,888

Premises and equipment, net	7,531	7,517	6,076
Mortgage servicing rights	2,668	2,482	2,184
Goodwill	45,378	45,262	11,468
Core deposit intangibles and other intangibles	3,679	3,887	854
Other assets	82,421	86,546	62,317

Total assets	$1,212,239	$1,110,457	$799,974

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$166,499	$163,833	$121,629
Interest-bearing	403,534	396,645	267,850
Deposits in foreign offices:
Noninterest-bearing	5,319	6,066	2,805
Interest-bearing	54,635	52,026	43,308

Total deposits	629,987	618,570	435,592

Federal funds purchased and securities sold under agreements to repurchase	187,652	119,741	115,434
Trading account liabilities	53,434	36,654	27,402
Derivative liabilities	15,363	17,928	16,290
Commercial paper and other short-term borrowings	93,440	78,598	56,614
Accrued expenses and other liabilities (includes $394, $402 and $401 of reserve for unfunded lending commitments)	35,081	41,243	18,635
Long-term debt	98,763	98,078	81,231

Total liabilities	1,113,720	1,010,812	751,198

Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 1,090,189; 1,090,189 and 1,239,563 shares	271	271	53
Common stock and additional paid-in capital, $0.01 par value; authorized - 7,500,000,000 shares; issued and outstanding - 4,035,318,509; 4,046,546,212 and 2,890,974,626 shares	43,589	44,236	29
Retained earnings	60,843	58,006	51,808
Accumulated other comprehensive income (loss)	(5,559)	(2,587)	(2,743)
Other	(625)	(281)	(371)

Total shareholders’ equity	98,519	99,645	48,776

Total liabilities and shareholders’ equity	$1,212,239	$1,110,457	$799,974

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Capital Management

(Dollars in millions)

	1Q05*	4Q04	3Q04	2Q04	1Q04
Tier 1 capital	$67,127	$64,281	$62,981	$61,883	$45,515
Total capital	93,774	92,266	91,326	90,267	67,484
Risk-weighted assets	818,179	793,523	779,858	754,386	588,770
Tier 1 capital ratio	8.20%	8.10%	8.08%	8.20%	7.73%
Total capital ratio	11.46	11.63	11.71	11.97	11.46
Ending equity / ending assets	8.13	8.97	9.14	9.35	6.10
Ending capital / ending assets	9.01	9.85	10.00	10.25	6.86
Average equity / average assets	8.23	8.51	8.79	8.52	5.84
Leverage ratio	5.82	5.82	5.92	5.83	5.43

*Preliminary data on risk-based capital

Share Repurchase Program

43.2 million common shares were repurchased in the first quarter of 2005 as a part of ongoing share repurchase programs.

37.4 million shares remain outstanding under the 2004 authorized program.

200.0 million shares remain outstanding under the 2005 authorized program.

32.0 million shares were issued in the first quarter of 2005.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	First Quarter 2005			Fourth Quarter 2004			First Quarter 2004
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$14,327	$101	2.87%	$15,620	$128	3.24%	$12,268	$48	1.57%
Federal funds sold and securities purchased under agreements to resell	147,855	893	2.43	149,226	712	1.90	113,761	434	1.53
Trading account assets	117,748	1,203	4.10	110,585	1,067	3.85	105,033	1,025	3.91
Securities	204,574	2,561	5.01	171,173	2,083	4.87	99,755	1,223	4.91
Loans and leases(1):
Residential mortgage	178,098	2,412	5.43	178,879	2,459	5.49	141,898	1,960	5.53
Credit card	51,310	1,373	10.85	49,366	1,351	10.88	35,303	870	9.92
Home equity lines	51,477	692	5.45	48,336	609	5.01	24,379	262	4.31
Direct/Indirect consumer	41,620	573	5.58	39,526	551	5.55	34,045	464	5.49
Other consumer(2)	7,305	158	8.75	7,557	153	8.07	7,479	120	6.42

Total consumer	329,810	5,208	6.37	323,664	5,123	6.31	243,104	3,676	6.07

Commercial - domestic	123,803	1,983	6.49	121,412	1,914	6.27	90,946	1,511	6.68
Commercial real estate	33,016	430	5.29	31,355	392	4.98	19,815	210	4.26
Commercial lease financing	20,745	260	5.01	20,204	254	5.01	9,459	95	4.00
Commercial - foreign	17,570	258	5.96	18,828	272	5.76	10,753	95	3.57

Total commercial	195,134	2,931	6.08	191,799	2,832	5.88	130,973	1,911	5.87

Total loans and leases	524,944	8,139	6.27	515,463	7,955	6.15	374,077	5,587	6.00

Other earning assets	35,466	455	5.19	35,937	457	5.08	29,914	404	5.42

Total earning assets(3)	1,044,914	13,352	5.15	998,004	12,402	4.96	734,808	8,721	4.76

Cash and cash equivalents	31,382			31,028			23,187
Other assets, less allowance for loan and lease losses	124,587			123,519			75,197

Total assets	$1,200,883			$1,152,551			$833,192

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$37,000	$35	0.39%	$36,927	$36	0.39%	$26,159	$17	0.27%
NOW and money market deposit accounts	233,392	651	1.13	234,596	589	1.00	155,835	321	0.83
Consumer CDs and IRAs	118,989	769	2.62	109,243	711	2.59	75,341	567	3.03
Negotiable CDs, public funds and other time deposits	10,291	96	3.73	7,563	81	4.27	5,939	74	5.01

Total domestic interest-bearing deposits	399,672	1,551	1.57	388,329	1,417	1.45	263,274	979	1.50

Foreign interest-bearing deposits(4):
Banks located in foreign countries	22,084	316	5.81	17,953	275	6.11	18,954	171	3.62
Governments and official institutions	6,831	43	2.58	5,843	33	2.21	4,701	19	1.63
Time, savings and other	30,770	133	1.75	30,459	104	1.36	21,054	37	0.71

Total foreign interest-bearing deposits	59,685	492	3.35	54,255	412	3.02	44,709	227	2.04

Total interest-bearing deposits	459,357	2,043	1.80	442,584	1,829	1.64	307,983	1,206	1.57

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	276,483	1,969	2.89	252,384	1,543	2.43	195,866	720	1.48
Trading account liabilities	44,507	427	3.89	37,387	352	3.74	34,543	334	3.90
Long-term debt	97,126	841	3.46	99,588	724	2.91	78,852	491	2.49

Total interest-bearing liabilities(3)	877,473	5,280	2.43	831,943	4,448	2.13	617,244	2,751	1.79

Noninterest-bearing sources:
Noninterest-bearing deposits	168,062			167,352			117,092
Other liabilities	56,534			55,156			50,170
Shareholders’ equity	98,814			98,100			48,686

Total liabilities and shareholders’ equity	$1,200,883			$1,152,551			$833,192

Net interest spread			2.72			2.83			2.97
Impact of noninterest-bearing sources			0.39			0.35			0.29

Net interest income/yield on earning assets		$8,072	3.11%		$7,954	3.18%		$5,970	3.26%

(1)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis.

(2)	Includes consumer finance of $3,362 in the first quarter of 2005 and $3,473 and $3,999 in the fourth and first quarters of 2004, respectively; foreign consumer of $3,532 in the first quarter of 2005 and $3,523 and $1,989 in the fourth and first quarters of 2004, respectively; and consumer lease financing of $411 in the first quarter of 2005 and $561 and $1,491 in the fourth and first quarters of 2004, respectively.

(3)	Interest income includes the impact of interest rate risk management contracts, which increased interest income on the underlying assets $437 in the first quarter of 2005 and $496 and $715 in the fourth and first quarters of 2004, respectively. These amounts were substantially offset by corresponding decreases in the income earned on the underlying assets. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $175 in the first quarter of 2005 and $155 and $183 in the fourth and first quarters of 2004, respectively. These amounts were substantially offset by corresponding decreases in the interest paid on the underlying liabilities.

(4)	Primarily consists of time deposits in denominations of $100,000 or more.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Business Segment View

Bank of America Corporation

Global Consumer and Small Business Banking Segment Results(1)

(Dollars in millions)

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Key Measures
Total revenue(2)	$6,961	$7,106	$6,566	$6,722	$4,724
Provision for credit losses	714	1,218	1,005	641	429
Net income	1,899	1,603	1,482	1,740	1,070
Shareholder value added	1,154	802	711	1,022	716
Return on average equity	23.54%	18.69%	18.06%	22.51%	30.30%
Efficiency ratio(2)	47.55	47.75	50.93	49.61	55.07
Selected Average Balance Sheet Components
Total loans and leases	$138,670	$137,193	$133,489	$129,379	$86,082
Total deposits	299,789	301,102	305,629	306,942	216,850
Total earning assets	304,505	311,356	314,756	314,196	221,525
Period End (in billions)
Mortgage servicing portfolio	$275.5	$273.1	$268.5	$267.8	$247.6
Mortgage originations:
Retail	11.9	12.7	11.7	19.2	14.0
Wholesale	5.6	5.7	5.2	9.3	9.8

(1)	Global Consumer and Small Business Banking’s major businesses are Consumer Banking and Consumer Products.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Retail Sales

Net New Checking Accounts Growth
750,000
500,000
250,000
-
406,000
518,000
530,000
602,000
610,000
1Q04
2Q04
3Q04
4Q04
1Q05*

Net New Savings Accounts Growth
1,000,000
750,000
500,000
250,000
-
538,000
689,000
629,000
742,000
759,000
1Q04
2Q04
3Q04
4Q04
1Q05*

New Consumer Credit Card Growth
3,000,000
2,000,000
1,000,000
-
1,026,000
1,520,000
1,513,000
1,532,000
1,344,000
1Q04
2Q04
3Q04
4Q04
1Q05*

*	preliminary data

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

E-Commerce & BankofAmerica.com

Bank of America has the largest active online banking customer base with 13.1 million subscribers. This represents an active customer penetration rate of 51.5%.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

6.3 million active bill pay users paid $28.0 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to far surpass that of any other financial institution.

Currently, approximately 300 companies are presenting 14.6 million e-bills per quarter.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Card Services Results(1)

(Dollars in millions)

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Key Measures

Consumer Credit Card

Outstandings
On-balance sheet (Period end)	$51,012	$51,726	$47,521	$42,195	$36,087
Managed (Period end)	57,920	58,629	55,399	51,990	37,296
On-balance sheet (Average)	51,310	49,366	45,589	43,177	35,303
Managed (Average)	58,145	56,444	54,419	53,136	36,855
Managed Income Statement
Total revenue	$2,243	$2,354	$2,267	$2,173	$1,346
Provision for credit losses	817	1,335	994	760	466
Noninterest expense	676	700	544	546	382

Income before income taxes	$750	$319	$729	$867	$498

Shareholder Value Added	$381	$89	$403	$407	$238

Merchant Acquiring Business
Processing volume (millions)	75,754	75,383	24,898	23,239	21,573
Total transactions (millions)	1,620	1,756	374	342	309
Consumer Credit Card

Credit Quality
On-balance sheet
Charge-offs $	$740	$691	$586	$585	$443
Charge-offs %	5.85%	5.57%	5.09%	5.45%	5.05%
Managed
Losses $	$884	$837	$753	$776	$463
Losses %	6.17%	5.90%	5.48%	5.88%	5.05%
Managed delinquency % (2)
30+	4.20%	4.37%	4.30%	3.86%	3.75%
90+	2.10	2.13	1.98	1.76	1.81

(1)	Card Services includes Consumer and Small Business Credit Card and Merchant Services.

(2)	3Q04 has been adjusted for an understatement related to an available-for-sale securities portfolio acquired with the Fleet acquisition.

Represents financial statement presentation with certain reclassifications to reflect securitization activity.

Certain prior period amounts have been reclassified among the segments to conform to the current period classification.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Business and Financial Services Segment Results(1)

(Dollars in millions)

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Key Measures
Total revenue(2)	$2,734	$2,717	$2,522	$2,430	$1,569
Provision for credit losses	(57)	(248)	(222)	(5)	91
Net income	1,120	1,208	1,181	856	582
Shareholder value added	350	417	393	91	385
Return on average equity	15.33%	16.08%	15.78%	11.76%	31.36%
Efficiency ratio(2)	36.45	36.47	36.67	44.06	36.22
Selected Average Balance Sheet Components
Total loans and leases	$171,500	$167,721	$164,597	$163,899	$109,193
Total deposits	105,213	105,313	101,840	102,100	61,803
Total earning assets	181,755	177,756	174,333	172,848	113,383

(1)	Global Business and Financial Services major businesses are Global Treasury Services, Middle Market Banking, Business Banking, Commercial Real Estate Banking, Leasing, Business Capital, Dealer Financial Services and Latin America.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Capital Markets and Investment Banking Segment Results(1)

(Dollars in millions)

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Key Measures
Total revenue(2)	$2,632	$2,206	$2,074	$2,634	$2,173
Provision for credit losses	(97)	(209)	(158)	4	(99)
Net income	721	595	481	408	453
Shareholder value added	449	307	192	126	253
Return on average equity	27.90%	21.76%	17.54%	15.19%	24.28%
Efficiency ratio(2)	62.55	69.68	72.67	76.40	71.88
Selected Average Balance Sheet Components
Total loans and leases	$35,508	$34,726	$36,285	$38,476	$29,333
Total deposits	82,987	81,376	72,550	78,854	67,440
Total earning assets	321,002	307,611	271,782	276,022	259,997

(1)	Global Capital Markets and Investment Banking offers clients a comprehensive range of global capabilities through three financial services: Global Investment Banking, Global Credit Products and Global Treasury Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Capital Markets and Investment Banking

(Dollars in millions)

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Trading-related Revenue
Net interest income(1)	$422	$417	$448	$597	$577
Trading account profits	704	231	136	389	267

Total trading-related revenue	$1,126	$648	$584	$986	$844

Trading-related revenue by product
Fixed income	$459	$283	$299	$456	$509
Interest rate(1)	227	93	118	289	167
Foreign exchange	196	231	163	170	188
Equities(2)	148	75	40	83	(3)
Commodities	21	33	18	(4)	(2)

Market-based trading-related revenue	1,051	715	638	994	859
Credit portfolio hedges(3)	75	(67)	(54)	(8)	(15)

Total trading-related revenue	$1,126	$648	$584	$986	$844

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Investment Banking Income
Securities underwriting	$157	$209	$219	$275	$217
Syndications	112	140	128	174	79
Advisory services	75	94	66	73	77
Other	6	7	7	10	8

Total investment banking income	$350	$450	$420	$532	$381

(1)	Fully taxable-equivalent basis

(2)	Does not include commissions from equity transactions which where were $189, $173, $153, $168 and $172 for the three months ended March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004.

(3)	Includes credit default swaps and related products used for credit risk management.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Capital Markets & Investment Banking Strategic Progress Continues

Significant US market share gains

Banc of America Securities increased market share in syndicated loans, high yield debt, M&A, mortgage-backed securities, investment grade and public finance.

•	#1 in syndicated loans and leveraged loans, ranked by number of deals

•	Investment grade rank rose to #5 from #8 in 1Q04

•	Top 5 rankings in:

Syndicated loans

Leveraged loans

High yield debt

Mortgage-backed securities

Investment grade debt

Public finance

Bank of America Corporation

Global Wealth and Investment Management Segment Results(1)

(Dollars in millions)

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Key Measures
Total revenue(2)	$1,794	$1,681	$1,606	$1,546	$1,101
Provision for credit losses	2	(4)	(18)	10	(9)
Net income	576	482	475	398	246
Shareholder value added	328	227	235	163	127
Return on average equity	23.74%	19.33%	20.15%	17.20%	21.78%
Efficiency ratio(2)	50.31	55.35	54.55	58.93	65.38
Selected Average Balance Sheet Components
Total loans and leases	$50,759	$47,956	$45,654	$44,117	$38,442
Total deposits	114,098	102,489	87,909	77,075	64,471
Total earning assets	116,263	104,929	90,135	79,254	66,469
Period End (in billions)
Assets under management	$433.4	$451.5	$429.5	$439.6	$298.7
Client brokerage assets	150.7	149.9	141.9	144.9	91.0
Assets in custody	100.8	107.0	104.0	105.2	50.6

Total client assets	$684.9	$708.4	$675.4	$689.7	$440.3

(1)	Global Wealth and Investment Management services clients through five major businesses: Premier Banking, Banc of America Investments, The Private Bank, Columbia Management Group and Other Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

All Other Results(1)

(Dollars in millions)

	Quarterly
	1 Qtr 05	4 Qtr 04	3 Qtr 04	2 Qtr 04	1 Qtr 04
Key Measures
Total revenue(2)	$100	$210	($10)	($114)	$133
Provision for credit losses	18	(51)	43	139	212
Net income(3)	379	(39)	145	447	330
Shareholder value added	24	(219)	(78)	189	(76)
Selected Average Balance Sheet Components
Total loans and leases	$128,507	$127,867	$123,053	$121,288	$111,027
Total deposits	25,332	19,656	19,949	17,336	14,511
Total earning assets	121,389	96,352	97,377	96,200	73,434

(1)	All Other consists primarily of Equity Investments, noninterest income and expense amounts associated with the Asset and Liability (ALM) process, including gains on sales of debt securities, the allowance for credit losses process, the residual impact of methodology allocations, intersegment eliminations, and the results of certain consumer finance and commercial lending businesses that are being liquidated.

(2)	Fully taxable-equivalent basis

(3)	Includes merger and restructuring charges, net of taxes, $75 in 1Q05, $181 in 4Q04, $147 in 3Q04 and $83 in 2Q04.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Outstanding Loans and Leases

(Dollars in millions)

	March 31 2005	December 31 2004	Increase (Decrease) from 12/31/04
Residential mortgage	$178,978	$178,103	$875
Credit card	51,012	51,726	(714)
Home equity lines	52,891	50,126	2,765
Direct/Indirect consumer	42,694	40,513	2,181
Other consumer(1)	7,167	7,439	(272)

Total consumer	332,742	327,907	4,835

Commercial - domestic	124,779	122,095	2,684
Commercial real estate(2)	33,434	32,319	1,115
Commercial lease financing	20,638	21,115	(477)
Commercial - foreign	17,873	18,401	(528)

Total commercial	196,724	193,930	2,794

Total	$529,466	$521,837	$7,629

(1)	Includes consumer finance of $3,288 and $3,395 at March 31, 2005 and December 31, 2004, respectively; foreign consumer of $3,549 and $3,563 at March 31, 2005 and December 31, 2004, respectively; and consumer lease financing of $330 and $481 at March 31, 2005 and December 31, 2004, respectively.

(2)	Includes domestic commercial real estate loans of $32,978 and $31,879 at March 31, 2005 and December 31, 2004, respectively; and foreign commercial real estate loans of $456 and $440 at March 31, 2005 and December 31, 2004, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Commercial Utilized Credit Exposure by Industry(1)

(Dollars in millions)

	March 31 2005	December 31 2004	% Increase (Decrease) from 12/31/04
Real estate (2)	$37,915	$36,672	3%
Diversified financials	25,117	25,932	(3)
Banks	24,822	25,265	(2)
Retailing	23,800	23,149	3
Education and government	18,009	17,429	3
Individuals and trusts	16,312	16,110	1
Materials	14,302	14,123	1
Consumer durables and apparel	14,028	13,427	4
Capital goods	13,117	12,633	4
Transportation	12,931	13,234	(2)
Leisure and sports, hotels and restaurants	12,824	13,331	(4)
Healthcare equipment and services	12,151	12,643	(4)
Commercial services and supplies	11,973	11,944	0
Food, beverage and tobacco	11,154	11,687	(5)
Energy	9,306	7,579	23
Religious and social organizations	5,866	5,710	3
Media	5,715	6,232	(8)
Utilities	5,312	5,615	(5)
Insurance	5,034	5,851	(14)
Telecommunication services	3,486	3,030	15
Technology hardware and equipment	3,338	3,398	(2)
Food and staples retailing	3,283	3,610	(9)
Software and services	2,923	3,292	(11)
Automobiles and components	1,889	1,894	(0)
Pharmaceuticals and biotechnology	1,042	994	5
Household and personal products	372	371	0
Other	3,990	3,132	27

Total	$300,011	$298,287	1%

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held for sale and commercial letters of credit. Derivative assets are reported on a mark-to-market basis and have not been reduced by the amount of collateral applied, which totaled $17,056 and $17,685 at March 31, 2005 and December 31, 2004, respectively.

(2)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Nonperforming Assets

(Dollars in millions)

	1Q05	4Q04	3Q04	2Q04	1Q04
Residential mortgage	$536	$554	$532	$537	$486
Home equity lines	70	66	51	42	35
Direct/Indirect consumer	32	33	26	31	31
Other consumer	83	85	94	99	61

Total consumer	721	738	703	709	613

Commercial - domestic	811	855	991	1,246	1,229
Commercial real estate	64	87	136	164	115
Commercial lease financing	249	266	243	257	66
Commercial - foreign	228	267	473	503	331

Total commercial	1,352	1,475	1,843	2,170	1,741

Total nonperforming loans and leases	2,073	2,213	2,546	2,879	2,354
Nonperforming securities(1)	153	140	157	156	—
Foreclosed properties	112	102	133	144	131

Total nonperforming assets(2)	$2,338	$2,455	$2,836	$3,179	$2,485

Loans past due 90 days or more and still accruing (3)	$1,211	$1,294	$1,120	$939	$795
Nonperforming assets / Total assets	0.19%	0.22%	0.26%	0.31%	0.31%
Nonperforming assets / Total loans, leases and foreclosed properties	0.44	0.47	0.55	0.64	0.66
Nonperforming loans and leases / Total loans and leases	0.39	0.42	0.50	0.58	0.63
Allowance for credit losses:
Allowance for loan and lease losses	$8,313	$8,626	$8,723	$8,767	$6,080
Reserve for unfunded lending commitments	394	402	446	486	401

Total	$8,707	$9,028	$9,169	$9,253	$6,481

Allowance for loan and lease losses / Total loans and leases	1.57%	1.65%	1.70%	1.76%	1.62%
Allowance for loan and lease losses / Total nonperforming loans and leases	401	390	343	305	258
Commercial criticized exposure	$8,858	$10,249	$12,025	$13,420	$10,401
Commercial criticized exposure / Commercial utilized exposure	2.95%	3.44%	4.13%	4.73%	4.94%

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Primarily related to international securities held in the available-for-sale securities portfolio.

(2)	Balances do not include $76, $151, $100, $103 and $82 of nonperforming assets, primarily loans held-for-sale, included in Other Assets at March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively.

(3)	3Q04 has been adjusted for an understatement related to an available-for-sale securities portfolio acquired with the Fleet acquisition.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Net Charge-offs and Net Charge-off Ratios

(Dollars in millions)

	1Q05		4Q04		3Q04		2Q04		1Q04
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$4	0.01%	$6	0.01%	$7	0.02%	$12	0.03%	$11	0.03%
Credit card	740	5.85	691	5.57	586	5.09	585	5.45	443	5.05
Home equity lines	6	0.05	4	0.03	2	0.02	5	0.05	4	0.07
Direct/Indirect consumer	61	0.60	55	0.55	56	0.57	49	0.50	48	0.56
Other consumer(1)	56	3.12	45	2.39	49	2.53	42	2.10	57	3.07

Total consumer	867	1.07	801	0.98	700	0.89	693	0.92	563	0.93

Commercial - domestic	26	0.09	27	0.09	25	0.08	76	0.25	49	0.22
Commercial real estate	0	0.00	1	0.02	1	0.02	(3)	(0.04)	(2)	(0.05)
Commercial lease financing	25	0.48	11	0.21	(3)	(0.07)	(3)	(0.06)	4	0.17
Commercial - foreign	(29)	(0.66)	5	0.09	(4)	(0.09)	66	1.47	106	3.98

Total commercial	22	0.05	44	0.09	19	0.04	136	0.28	157	0.48

Total net charge-offs	$889	0.69	$845	0.65	$719	0.57	$829	0.67	$720	0.77

By Business Segment:
Global Consumer and Small Business Banking	$811	2.37%	$748	2.17%	$646	1.92%	$643	2.00%	$486	2.27%
Global Business and Financial Services	88	0.21	79	0.19	41	0.10	85	0.21	78	0.29
Global Capital Markets and Investment Banking	(43)	(0.49)	(25)	(0.29)	(6)	(0.07)	69	0.72	89	1.23
Global Wealth and Investment Management	0	0.00	3	0.03	1	0.01	(4)	(0.04)	6	0.06
All Other	33	0.10	40	0.12	37	0.12	36	0.12	61	0.22

Total net charge-offs	$889	0.69	$845	0.65	$719	0.57	$829	0.67	$720	0.77

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Includes lease financing of $3, $5, $7, $5 and $10 for the quarters ended March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Selected Emerging Markets (1)

(Dollars in millions)	Loans and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities/ Other Investments (4,5)	Total Cross- border Exposure (6)	Local Country Exposure Net of Local Liabilities (7)	Total Foreign Exposure March 31, 2005	Increase/ (Decrease) from December 31, 2004
Region/Country
Latin America
Brazil (8)	$1,105	$124	$19	$106	$1,354	$2,195	$3,549	($1)
Mexico (9)	881	146	139	2,054	3,220	0	3,220	354
Chile	227	88	0	9	324	370	694	(486)
Argentina	130	62	0	44	236	0	236	(155)
Other Latin America (10)	189	174	146	23	532	72	604	(471)

Total Latin America	2,532	594	304	2,236	5,666	2,637	8,303	(759)

Asia Pacific
South Korea	254	647	73	551	1,525	0	1,525	142
India	349	236	156	380	1,121	368	1,489	(3)
Taiwan	237	118	101	15	471	682	1,153	(174)
Hong Kong	151	159	100	278	688	188	876	(243)
Singapore	51	212	60	334	657	0	657	317
Other Asia Pacific (10)	127	88	40	422	677	138	815	161

Total Asia Pacific	1,169	1,460	530	1,980	5,139	1,376	6,515	200

Central and Eastern Europe (10)	21	27	25	127	200	0	200	(41)

Total	$3,722	$2,081	$859	$4,343	$11,005	$4,013	$15,018	($600)

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Asia Pacific excluding Japan, Australia and New Zealand; and all countries in Central and Eastern Europe excluding Greece.

(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.

(3)	Derivative assets are reported on a mark-to-market basis and have not been reduced by the amount of collateral applied, which totaled $205 and $361 at March 31, 2005 and December 31, 2004, respectively.

(4)	Amounts outstanding for Other Latin America and Other Asia Pacific have been reduced by $34 and $14, respectively, at March 31, 2005 and $196 and $14, respectively, at December 31, 2004. Such amounts represent the fair value of U.S. Treasury securities held as collateral outside the country of exposure.

(5)	Cross-border resale agreements are presented based on the domicile of the counterparty because the counterparty has the legal obligation for repayment. For regulatory reporting under Federal Financial Institutions Examination Council (FFIEC) guidelines, cross-border resale agreements are presented based on the domicile of the issuer of the securities that are held as collateral.

(6)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting rules.

(7)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Management subtracts local funding or liabilities from local exposures as allowed by the FFIEC. Total amount of local country exposure funded by local liabilities at March 31, 2005 was $18,438 compared to $17,189 at December 31, 2004. Local country exposure funded by local liabilities at March 31, 2005 in Latin America and Asia Pacific was $9,461 and $8,977, respectively, of which $4,481 was in Brazil, $3,571 in Hong Kong, $3,204 in Singapore, $1,699 in Argentina, $1,523 in Mexico and $1,332 in Chile. There were no other countries with local country exposure funded by local liabilities greater than $500.

(8)	The Corporation has risk mitigation instruments associated with certain exposure for Brazil including structured trade transactions intended to mitigate transfer risk of $892, third party funding of $318 and linked certificates of deposit of $115. The total foreign exposure net of risk mitigation was $2,224.

(9)	Includes $1,864 related to Grupo Financiero Santander Serfin.

(10)	Other Latin America, Other Asia Pacific, and Central and Eastern Europe include countries each with total foreign exposure of less than $300.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.